UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2014

The Spectranetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19711	84-0997049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9965 Federal Drive
Colorado Springs, Colorado 80921
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (719) 633-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On October 31, 2014, The Spectranetics Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Covidien LP (“Covidien”). Under the Purchase Agreement, the Company has agreed to purchase certain assets and assume certain liabilities related to Covidien’s Stellarex™ over the wire percutaneous transluminal angioplasty balloon catheter with a paclitaxel coated balloon (the “DCB Assets”). The DCB Assets include, among other things, the intellectual property, machinery and equipment, and inventories of finished products and raw materials used in connection with the Stellarex catheter. The Company will pay $30 million in cash to acquire the DCB Assets. The Purchase Agreement contains customary representations, warranties and covenants of the Company and Covidien as well as customary indemnification provisions and termination rights for the Company and Covidien. In addition, Covidien has agreed to retain certain liabilities relating to milestone payments that may become due in connection with the development of the DCB Assets. The closing of the DCB Assets acquisition is expected to occur in early 2015 subject to the necessary regulatory approval.

In connection with the Purchase Agreement, the Company and Covidien are entering into a Product Supply Agreement (the “Supply Agreement”), pursuant to which Covidien agrees to supply certain angioplasty balloon catheter products to the Company, subject to the terms and conditions set forth in the Supply Agreement. The Supply Agreement will have an initial one-year term with an option to renew the term for an additional year under certain circumstances. In addition, the Company and Covidien are entering into a Transition Services Agreement, pursuant to which Covidien will provide certain transition services to the Company for up to 24 months following the closing date of the DCB Assets acquisition, subject to extension under certain circumstances.

The representations and warranties of the Company and Covidien contained in the Purchase Agreement (i) were made solely for the benefit of the parties to the Purchase Agreement; (ii) should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (iii) may have been qualified in the Purchase Agreement by disclosures that were made to the other party in connection with the negotiation of the Purchase Agreement; (iv) may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and (v) were made only as of the date of the Purchase Agreement or such other date or dates as may be specified in the Purchase Agreement.

Item 7.01    Regulation FD Disclosure.

On November 2, 2014, the Company and Covidien issued a joint press release announcing the acquisition of the DCB Assets. A copy of the press release is furnished as Exhibit 99.1 of this report.

The information under Item 7.01 and in Exhibit 99.1 of this report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section. The information under Item 7.01 and in Exhibit 99.1 of this report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Joint Press Release dated November 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPECTRANETICS CORPORATION
(registrant)

Date:	November 3, 2014	By:	/s/ Jeffrey A. Sherman
Jeffrey A. Sherman
Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Joint Press Release dated November 2, 2014.

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